Exhibit 10.55
EIGHTH AMENDMENT TO TERM LOAN AGREEMENT
THIS EIGHTH AMENDMENT TO TERM LOAN AGREEMENT (this “Agreement”), dated as of May 2, 2025, is entered into between P3 HEALTH GROUP, LLC, a Delaware limited liability company (“Borrower”) (formerly known as FAC MERGER SUB LLC, successor by merger to P3 HEALTH GROUP HOLDINGS, LLC), the Subsidiary Guarantors party hereto, the Lenders party hereto and CRG SERVICING LLC, as administrative agent and collateral agent (the “Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Amended Term Loan Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Agent have entered into that certain Term Loan Agreement, dated as of November 19, 2020 (as amended, restated, supplemented or modified from time to time prior to the date hereof, the “Existing Term Loan Agreement” and the Existing Term Loan Agreement, as so amended by this Agreement, the “Amended Term Loan Agreement”);

WHEREAS, the Obligors have requested that the Lenders and the Agent amend the Existing Term Loan Agreement to provide for certain modifications of the terms thereof; and

WHEREAS, the Lenders and the Agent are willing to amend the Existing Term Loan Agreement subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to Existing Term Loan Agreement.

(a)Section 1.01 of the Note is hereby amended by adding the following definitions in the appropriate alphabetical order:

“ACO” means an accountable care organization that has participated or is participating in the ACO REACH Model.

“ACO REACH Financial Guarantee Amount” means, solely with respect to any Obligor that is an ACO, the minimum amount of financial guarantee that such Obligor is required to provide to CMS pursuant to its ACO REACH Participation Agreement for the applicable performance years of such Obligor.

“ACO REACH Model” means Accountable Care Organization Realizing Equity, Access, and Community Health Model established by the Center for Medicare and Medicaid Innovation pursuant to 42 U.S.C. § 1315, as amended.

“ACO REACH Participation Agreement” mean a participation agreement between any Obligor that is an ACO and CMS, as amended, that such Obligor executed in order to participate in the ACO REACH Model.

“ACO REACH Surety Bond” means that certain Surety Bond (no. 800051568), effective as of January 1, 2023, issued by Atlantic Specialty Insurance Company, as Surety, on behalf of P3 Health Partners REACH ACO LLC, as Principal, in favor of

CMS, as amended, restated, supplemented or otherwise modified through the Eighth Amendment Effective Date and as may be further amended, restated or otherwise modified from time to time to reflect increases in the ACO REACH Financial Guarantee Amount.

“Eighth Amendment Effective Date” means May 2, 2025.

(b)Section 8.01 of the Existing Term Loan Agreement is hereby amended by replacing the text “(and, in the case of Sections 8.01(a) through (c), (e) and (k), each VCOC Lender)” with the text “(and, in the case of Sections 8.01(a) through (c), (e) and (l), each VCOC Lender)”.

(c)Section 8.01 of the Existing Term Loan Agreement is hereby amended by (i) replacing the text “; and” at the end of clause (j) thereof with the text “;” and (ii) replacing clause (k) thereof with the following clauses (k) and (l) to read as follows:

(k) promptly, and in any event within five (5) Business Days after receipt thereof by any Obligor, copies of each notice or other correspondence received from CMS in connection with any ACO REACH Participation Agreement that could reasonably be expected to result in a Material Adverse Effect; and

(l) promptly following Administrative Agent’s reasonable request from time to time, such other information regarding the operations, properties, business or condition (financial or otherwise) of Borrower and its Subsidiaries (including, without limitation, pursuant to or in response to any environmental, social and governance policies and questionnaires of Administrative Agent or any Lender).

(d)Section 8.16 of the Existing Term Loan Agreement is hereby amended by adding a new clause (d) to read as follows:

(d) Obligors shall deliver to the Administrative Agent (i) within thirty (30) days of the Eighth Amendment Effective Date, certificates of insurance, and (ii) within forty-five (45) days of the Eighth Amendment Effective Date, endorsements to the applicable insurance policies, in each case, evidencing the existence of all insurance required to be maintained by P3 Health Partners REACH ACO LLC pursuant to Section 8.05 and the designation of the Administrative Agent as the lender’s loss payee or additional named insured, as the case may be, thereunder.

(e) Section 9.01(m) of the Existing Term Loan Agreement is hereby amended by adding the text “(other than the ACO REACH Surety Bond)” immediately after the text “surety bonds, customs bonds and performance bonds”.

(f) Section 9.01 of the Existing Term Loan Agreement is hereby amended by (i) replacing the text “; and” at the end of clause (w) thereof with the text “;”, (ii) replacing the text “.” at the end of clause (x) thereof with the text “;” and (iii) adding the following as new clauses (y) and (z) thereof to read as follows:

(y) to the extent constituting Indebtedness, obligations of the Obligors comprising the ACO REACH Financial Guarantee Amount incurred in accordance with the terms of the applicable ACO REACH Participation Agreement; and

(z) Indebtedness with respect to the ACO REACH Surety Bond, or any other surety bonds issued on behalf of an Obligor in order to secure the ACO REACH Financial Guarantee Amount; provided, that, the outstanding face amount of Indebtedness permitted under this Section 9.01(z) shall not exceed at any time the ACO REACH Financial Guarantee Amount required at such time.

(g) Section 9.02(p) of the Existing Term Loan Agreement is hereby amended by adding the text “the ACO REACH Surety Bond and” immediately prior to the text “bonds related to judgments or litigation”.

(h) Section 9.02 of the Existing Term Loan Agreement is hereby amended by (i) replacing the text “; and” at the end of clause (r) thereof with the text “;”, (ii) replacing the text “.” at the end of clause (s) thereof with the text “; and” and (iii) adding the following as a new clause (t) thereof to read as follows:

(t) to the extent constituting a Lien, any encumbrance or preferential arrangement in favor of CMS on any ACO REACH Financial Guarantee Amount incurred in accordance with the terms of the applicable ACO REACH Participation Agreement, including any deposit to secure the performance of the ACO REACH Surety Bond or any other surety bonds issued on behalf of an Obligor in order to secure the ACO REACH Financial Guarantee Amount;

(i) Section 9.02 of the Existing Term Loan Agreement is hereby amended by replacing the text “Sections 9.02(b) through (s)” with the text “Sections 9.02(b) through (t)”.

(j) Section 9.07 of the Existing Term Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

9.07 Payments of Indebtedness. Such Obligor shall not, and shall not permit any of its Subsidiaries to, make (a) any voluntary or optional payments in respect of any Indebtedness (other than Intermountain Subordinated Debt, VBC Subordinated Debt, VBC 2 Subordinated Debt, VBC 3 Subordinated Debt and VBC 4 Subordinated Debt) that is subordinated to the Obligations other than payments thereof that are permitted under the terms of the applicable subordination or intercreditor agreement to which the Administrative Agent is a party, (b) any payments in respect of Intermountain Subordinated Debt other than the payments of interest that are capitalized by adding such interest payment amounts to the principal balance of the Intermountain Subordinated Debt (in lieu of being paid in cash) in accordance with the terms of the Intermountain Note in effect as of the Closing Date, (c) any payments in respect of VBC Subordinated Debt other than the payments of interest that are capitalized by adding such interest payment amounts to the principal balance of the VBC Subordinated Debt (in lieu of being paid in cash) in accordance with the terms of the VBC Note in effect as of the Third Amendment Effective Date, (d) any payments in respect of VBC 2 Subordinated Debt other than the payments of interest that are capitalized by adding such interest payment amounts to the principal balance of the VBC 2 Subordinated Debt (in lieu of being paid in cash) in accordance with the terms of the VBC 2 Note in effect as of the Fourth Amendment Effective Date, (e) any payments in respect of VBC 3 Subordinated Debt other than the payments of interest that are capitalized by adding such interest payment amounts to the principal balance of the VBC 3 Subordinated Debt (in lieu of being paid in cash) in accordance with the terms of the VBC 3 Note in effect as of the Sixth Amendment Effective Date, (f) any payments in respect of VBC 4 Subordinated Debt other than the payments of interest that are capitalized by adding such interest payment amounts to the principal balance of the VBC 4 Subordinated Debt (in lieu of being paid in cash) in accordance with the terms of the VBC 4 Note in effect as of the Seventh Amendment Effective Date and (g) any voluntary or optional payments in respect of the ACO REACH Surety Bond or any other Indebtedness comprising the ACO REACH Financial Guarantee Amount.

(k) Section 9.12 of the Existing Term Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

9.12 Amendments to Material Agreements; Organizational Documents. Such Obligor shall not, and shall not permit any of its Subsidiaries to, (a) enter into any amendment to or modification of any Material Agreement that is materially adverse to (i) Borrower and its Subsidiaries, (ii) [reserved] or (iii) the rights or remedies of the Administrative Agent and the Lenders, without in each case the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), (b) enter into any amendment or modification of any Intermountain Note Document in a manner adverse to the Secured Parties or in violation of the Intermountain Subordination Agreement, (c) enter into any amendment or modification of any VBC Note Document in a manner adverse to the Secured Parties or in violation of the VBC Subordination Agreement, (d) enter into any amendment or modification of any VBC 2 Note Document in a manner adverse to the Secured Parties or in violation of the VBC 2 Subordination Agreement, (e) enter into any amendment or modification of any VBC 3 Note Document in a manner adverse to the Secured Parties or in violation of the VBC 3 Subordination Agreement, (f) enter into any amendment or modification of any VBC 4 Note Document in a manner adverse to the Secured Parties or in violation of the VBC 4 Subordination Agreement, (g) enter into any amendment or modification of the Florida Business Acquisition Agreement in a manner adverse to the Secured Parties or (h) enter into any amendment to or modification of any ACO REACH Participation Agreement (or any surety bonds, including the ACO REACH Surety Bond, or related documentation entered into in connection therewith) that is materially adverse to the Secured Parties, it being understood and agreed that amendments to increase the amounts thereunder as a result of increases in the ACO REACH Financial Guarantee Amount shall be deemed to be not materially adverse to the Secured Parties. Such Obligor shall not, and shall not permit any of its Subsidiaries to, enter into any amendment to or modification of its organizational documents in a manner that would be materially adverse to the interests, or rights or remedies, of Administrative Agent and the Lenders; provided, that the adoption of the Post-Closing LLCA by the Borrower upon the effectiveness of the First Amendment Merger Transactions on the Merger Effective Date shall be deemed to not be materially adverse to the interests, rights and remedies of the Administrative Agent and the Lenders.

2.Conditions Precedent. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

(a) receipt by the Agent of counterparts of this Agreement duly executed by the Obligors, the Majority Lenders and the Agent;

(b) receipt by the Agent of Lien and Intellectual Property searches for P3 Health Partners REACH ACO LLC (the “New Subsidiary Guarantor”), in each case, with results reasonably satisfactory to the Agent;

(c) receipt by the Agent of counterparts of a Guarantee Assumption Agreement duly executed by the New Subsidiary Guarantor;

(d) receipt by the Agent of counterparts of a joinder agreement to the Security Agreement duly executed by the New Subsidiary Guarantor;

(e) receipt by the Agent of the following documents, each of which shall be in form and substance reasonably satisfactory to the Agent:

(i) certified copies of (A) the constitutive documents of each of the New Subsidiary Guarantor, (B) resolutions of the Board (or shareholders, if applicable) of the New Subsidiary Guarantor authorizing the execution, delivery and performance of the applicable joinder documentation and the other Loan Documents to which it is a party, (C) a good standing certificate (or its equivalent) of the New Subsidiary Guarantor dated as of a recent date and (D) an incumbency certificate of the New Subsidiary Guarantor;

(ii) with respect to all Equity Interests owned by the New Subsidiary Guarantor required to be pledged under the Loan Documents, (A) to the extent that such Equity Interests are certificated or required to be certificated pursuant to the applicable issuer’s organizational documents, original share certificates or other documents or evidence of title, together with share transfer documents, undated and executed in blank and (B) to the extent that such Equity Interests are uncertificated and permitted to be uncertificated pursuant to the applicable issuer’s organizational documents, an issuer’s acknowledgment in form and substance reasonably satisfactory to Agent;

(iii) a UCC-1 financing statement in proper form for filing against the New Subsidiary Guarantor in its jurisdiction of formation or incorporation, as the case may be;

(iv) subject to Section 8.16 of the Amended Term Loan Agreement, certificates and endorsements of insurance evidencing the existence of all insurance required to be maintained by the New Subsidiary Guarantor pursuant to Section 8.05 of the Amended Term Loan Agreement and the designation of the Agent as the lender’s loss payee or additional named insured, as the case may be, thereunder; and

(v) at least three (3) Business Days prior to the Eighth Amendment Effective Date, the documentation and other information requested by Agent and Lenders for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, to the extent requested at least ten (10) Business Days prior to the Eighth Amendment Effective Date;

(f) the Obligors shall have taken such action or caused their Subsidiaries to take such action (including delivering certificates evidencing Equity Interests together with undated transfer powers executed in blank) as shall be necessary to create and perfect valid and enforceable first priority (subject to Permitted Priority Liens) Liens on the Property of the New Subsidiary Guarantor as collateral security for the Obligations to the extent required pursuant to the Security Documents; and

(g) the representation and warranty in Section 6(c) of this Agreement shall be true and correct on the date hereof.

3.Expenses. The Obligors agree to reimburse the Agent for all reasonable fees, charges and disbursements of the Agent in connection with the preparation, execution and delivery of this Agreement, including the reasonable fees, charges and disbursements of Moore & Van Allen PLLC.
4.Reaffirmation. Each of the Obligors acknowledges and reaffirms (a) that it is bound by all of the terms of the Loan Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Loans. Furthermore, the Obligors acknowledge and confirm (i) that the Lenders have performed fully all of their obligations under the Amended Term Loan Agreement and the other Loan Documents arising on or before the date hereof other than their respective obligations specifically set forth in this Agreement and (ii) that by entering into this Agreement, the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Amended Term Loan Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or any applicable law or any of the Obligations of the Obligors thereunder.
5.Release. As a material part of the consideration for the Agent and the Lenders entering into this Agreement, the Obligors agree as follows (this Section 5, the “Release Provision”):
(a) By their respective signatures below, the Obligors hereby agree that the Agent, the Lenders, each of their respective Affiliates and the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Loan Documents on or prior to the date hereof (collectively, the “Released Claims”). Notwithstanding the foregoing, Released Claims shall not include any claim found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Lender Group’s gross negligence or willful misconduct.

(b) Each Obligor hereby acknowledges, represents and warrants to the Lender Group that:

(i) it has read and understands the effect of the Release Provision;

(ii) it has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision and, if counsel was retained, counsel for such Obligor has read and considered the Release Provision and advised such Obligor with respect to the same;

(iii) before execution of this Agreement, such Obligor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision;

(iv) no Obligor is acting in reliance on any representation, understanding, or agreement not expressly set forth herein;

(v) that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein;

(vi) it has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person; and

(vii) the Obligors are the sole owners of the claims released by the Release Provision, and no Obligor has heretofore conveyed or assigned any interest in any such claim to any other Person.

(c) Each Obligor understands that the Release Provision was a material consideration in the agreement of the Agent and the Lenders to enter into this Agreement. The Release Provision shall be in addition to any rights, privileges and immunities granted to the Agent and the Lenders under the Loan Documents.

6.Miscellaneous.
(a)    The Amended Term Loan Agreement and the Obligations of the Obligors thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended by this Agreement. This Agreement is a Loan Document.

(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its Obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its Obligations under the Amended Term Loan Agreement or the other Loan Documents.

(c) The Obligors represent and warrant to the Agent and the Lenders that:

(i) each Obligor has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance of this Agreement;

(ii) this Agreement has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity;

(iii) no approval, consent, exemption, authorization or other action by, or notice o, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Obligor of this Agreement other than (A) those that have already been obtained and are in full force and effect and (B) those that may be required under any applicable notices under securities laws; and

(iv) (A) the representations and warranties of each Obligor contained in Section 7 of the Amended Term Loan Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Change or Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Change or Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d) Each of the Obligors hereby affirms the Liens created and granted in the Loan Documents in favor of the Agent, for the benefit of the Secured Parties, and agrees that this Agreement does not adversely affect or impair such Liens and security interests in any manner.

(e) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
COMPANY:    P3 HEALTH GROUP, LLC
    By: /s/ Aric Coffman
    Name: Aric Coffman
    Title: Chief Executive Officer

SUBSIDIARY GUARANTORS:

P3 HEALTH PARTNERS, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: Chief Executive Officer	P3 HEALTH GROUP MANAGEMENT, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: Chief Executive Officer

P3 HEALTH GROUP CONSULTING, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: Chief Executive Officer	P3 HEALTH PARTNERS-NEVADA, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: Chief Executive Officer

P3 HEALTH PARTNERS-OREGON, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: Chief Executive Officer	P3 HEALTH PARTNERS-FLORIDA, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: Chief Executive Officer

P3 HEALTH PARTNERS ACO, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: Chief Executive Officer	P3 HEALTH PARTNERS-CALIFORNIA, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: Chief Executive Officer

P3 HEALTH PARTNERS REACH ACO LLC By: /s/ Aric Coffman Name: Aric Coffman Title: Chief Executive Officer

AGENT:         CRG SERVICING LLC
By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

LENDERS:         CRG PARTNERS IV L.P.
By: CRG PARTNERS IV GP L.P., its general partner
By: CRG PARTNERS IV GP LLC, its general partner

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title:    Authorized Signatory
CRG PARTNERS IV - PARALLEL FUND “C” (CAYMAN) L.P.
By: CR GROUP L.P., its investment advisor

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title:    Authorized Signatory
CRG PARTNERS IV – CAYMAN LEVERED L.P.
By: CRG PARTNERS IV (CAYMAN) GP L.P., its general partner
By: CRG PARTNERS IV GP LLC, its general partner

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title:    Authorized Signatory